EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement of Patient Safety Technologies, Inc., f/k/a Franklin Capital Corporation, on Form S-8 of our report dated April 10, 2006, with respect to the consolidated financial statements of Patient Safety Technologies, Inc. as of December 31, 2005 and 2004 and each of the years then ended.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
June 1, 2007